SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Sec tion 14(a) of the Securities
                              Exchange Act f 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box
[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the commission Only (as permitted by Rule 14a-6(e)(2))

                              THE ANDERSONS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
       11.
[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                              Maumee, Ohio 43537


                                                           March 31, 1998


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders which will be held on Thursday, May 14, 1998, at 7:00 p.m., local time, at the Andersons Activities Building, 1833 South Holland-Sylvania Road, Maumee, Ohio.

     A notice of meeting, proxy statement and proxy card are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

     It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you attend the annual meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.


                                   Sincerely,


                                   /s/Richard P. Anderson

                                   Richard P. Anderson
                                   Chairman, Board of Directors


                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                              Maumee, Ohio 43537


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 14, 1998

    The annual meeting (the "Annual Meeting") of shareholders of The Andersons, Inc. (the "Corporation") will be held on Thursday, May 14, 1998, at 7:00 p.m., local time, at the Andersons Activities Building, 1833 South Holland-Sylvania Road, Maumee, Ohio, to consider and take action with respect to the following matters:

     1. The election of eleven directors to serve until the next annual meeting or until their successors are duly elected and qualified.

     2. The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1998.

     3. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     Holders of record of the Corporation's Common Shares at the close of business on March 2, 1998, are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

                                   By order of the Board of Directors


March 31, 1998                     /s/Beverly J. McBride
                                   Beverly J. McBride
                                   Secretary

Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy card and mail it promptly in the envelope provided to ensure that your shares will be represented. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                              Maumee, Ohio 43537



                                PROXY STATEMENT



                        Annual Meeting of Shareholders
                                 May 14, 1998



     This proxy statement (the "Proxy Statement") is being furnished to the holders of common shares, no par value (the "Common Shares"), of The Andersons, Inc. (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the annual meeting (the "Annual Meeting") of shareholders to be held on May 14, 1998 at the Andersons Activities Building, 1833 South Holland-Sylvania Road, Maumee, Ohio, and at any adjournments or postponements thereof. Proxy Statements and proxy cards are being mailed to shareholders on or about March 31, 1998.

     When you sign and return the enclosed proxy card, the shares represented thereby will be voted as indicated on the proxy card. If there is no contrary indication, the shares represented will be voted FOR the slate of directors described herein, FOR the ratification of Ernst & Young LLP as the Corporation's independent auditors for the year ending December 31, 1998 and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the judgment of the person or persons voting on such matter or matters.

     Returning your completed proxy card will not prevent you from revoking your proxy in writing and voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy card.

     Each outstanding Common Share entitles the holder thereof to one vote.
On March 2, 1998, the record date, there were 7,986,065 Common Shares outstanding. The presence in person or by proxy of a majority of such Common Shares shall constitute a quorum. Abstentions and proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be treated as present for purposes of establishing a quorum. Under the Corporation's Code of Regulations, the nominees for director receiving the greatest number of votes shall be elected and thus abstentions and broker non-votes will have no impact on the election, except to the extent that the failure to cast a vote for a nominee may result in a smaller number of votes cast for other nominees being able to carry the election. With respect to the ratification of Ernst & Young LLP as the Corporation's independent auditors for the year ending December 31, 1998, such ratification requires the affirmative vote of a majority of the common shares present and eligible to vote at the Annual Meeting. Thus, a broker non-vote or abstention will count as a vote against such proposal.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of twelve directors, one of whom is not standing for reelection. The Board of Directors has nominated and recommends the election of each of the nominees set forth below. Directors so elected will serve until the next annual meeting or until their earlier removal or resignation. Each nominee is currently a Director of the Corporation. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

     The following sets forth information as to each director and nominee for director, including age, as of March 31, 1998, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Corporation.

  The Board of Directors recommends a vote "FOR" the election of each of the nominees set forth below to the Board of Directors.

Nominees for Board of Directors

     Thomas H. Anderson, 74, was named Chairman Emeritus in 1996. He served as Chairman of the Board from 1987, when the Corporation was formed, until 1996. He formerly held the position of Manager-Company Services of The Andersons for several years, was named Senior Partner in 1987 and served as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987.

     Richard P. Anderson, 68, has been a Director of the Corporation since its inception in 1987. He is also a director of ChemFirst Corporation. He was named Chief Executive Officer in 1987 and Chairman of the Board in 1996. He served as Managing Partner of The Andersons from 1984 to 1987, after serving as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987.

     Donald E. Anderson, 71, was elected a Director of the Corporation in 1990. Mr. Anderson was in charge of scientific research for the Corporation from 1980 until his retirement in 1992. He served as a general partner of The Andersons from 1947 through 1987.

     Michael J. Anderson, 46, began his employment with The Andersons in 1978, serving in several capacities in the Grain Group and holding the position of Vice President and General Manager Grain Group from 1990 to February 1994. He served as Vice President and General Manager of the Retail Group from 1994 to 1996 when he was named President and Chief Operating Officer. He has served as a Director of the Corporation since 1988.

     Richard M. Anderson, 41, has served as a Director since 1988. He began his employment with The Andersons in 1986 as Planning Analyst and was named the Manager of Technical Development in 1987. Mr. Anderson served as Vice President and General Manager of the Industrial Products Group from 1990 until 1996 when he was named Vice President and General Manager, Processing Division of the Processing and Manufacturing Group.

     John F. Barrett, 49, was elected a Director of the Corporation in 1992. He has served in various capacities at The Western and Southern Life Insurance Company, including Executive Vice President and Chief Financial Officer and President and Chief Operating Officer, and currently serves as Chief Executive Officer. Mr. Barrett is also a director of Cincinnati Bell, Inc. and Fifth Third Bancorp.

     Paul M. Kraus, 65, has served as a Director of the Corporation since 1988. He has been a member of the Toledo, Ohio law firm of Marshall & Melhorn since 1962.

     Donald L. Mennel, 52, was elected as a Director of the Corporation in February, 1998. He has served as President of The Mennel Milling Company since 1984. He has served as a member of the Federal Grain Inspection Service Advisory Board and is past chairman of the Eastern Soft Wheat Technical Board. He is also a director of Fostoria Industries.

     David L. Nichols, 56, was elected as a Director of the Corporation in 1995. He has served in various capacities with Mercantile Stores Company, Inc. and is currently Chairman and Chief Executive Officer, a position he has held since 1992. He is also a director of the Federal Reserve Bank, Cleveland, Ohio.

     Dr. Sidney A. Ribeau, 50, was named a Director of the Corporation in February, 1997. He has served as President of Bowling Green State University since 1995. Prior to that, he served as Vice President for Academic Affairs at California State Polytechnic University, Pomona.

     Charles A. Sullivan, 62, was named a Director of the Corporation in 1996. He serves as Chairman and Chief Executive Officer of Interstate Bakeries Corporation. He is also a director of UMB Bank of Kansas City and Sealright Co. Inc.

     Donald E., Richard P. and Thomas H. Anderson are brothers; Paul M. Kraus is their brother-in-law. Michael J. and Richard M. Anderson are nephews of Donald E., Richard P. and Thomas H. Anderson.

Board and Committee Meetings

     The Board of Directors held six meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. Each director attended 75% or more of the number of meetings of the Board of Directors held during the preceding fiscal year and any committees on which such director served, except for Donald E. Anderson who missed two of six Board meetings and David Nichols who missed one of two Compensation Committee meetings.

     Audit Committee. The Audit Committee of the Board of Directors consists of David L. Nichols (chair), Charles A. Sullivan and Sidney A. Ribeau. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met three times during the preceding fiscal year.

     Compensation Committee. The Compensation Committee consists of John F. Barrett (chair), David L. Nichols and Charles A. Sullivan. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and, under the Company's Long Term Performance Plan, grants options to purchase Common Shares of the Corporation. The Compensation Committee met twice during the preceding fiscal year.

     Nominating Committee. The Nominating Committee consists of Thomas H. Anderson (chair), Richard P. Anderson, Donald E. Anderson, Michael J. Anderson, Richard M. Anderson, John F. Barrett, Paul M. Kraus, Donald L. Mennel, David L. Nichols, Sidney A. Ribeau and Charles A. Sullivan. The Nominating Committee selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, and recommends a slate of directors to be submitted to the shareholders for approval. The Nominating Committee met twice in 1997 and recommends the election to the Board of each nominee named in this Proxy Statement. The Nominating Committee will consider individuals recommended by shareholders as potential future nominees to the Board. The names of such individuals, together with a full statement of their qualifications, should be mailed to the Nominating Committee care of the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537.

Compensation of Directors

     Directors who are not employees of the Corporation and who are not Anderson family members receive an annual retainer of $15,000. Directors who are not employees of the Corporation receive a fee of $1,000 for each Board Meeting attended as well as the annual shareholders meeting. There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee. The chairperson of these committees receives a retainer of $3,000 provided he or she is not an employee of the Corporation. Members of the committees, including the chairpersons, who are not employees of the Corporation receive $750 for each meeting attended.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers, directors and/or persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all
Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that all such filings that were required were filed, the Corporation believes that during the preceding year, its officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation by the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Corporation for the year ending December 31, 1998 and to perform other appropriate accounting services.

     A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee.

The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

                                OTHER BUSINESS

     At the date of this Proxy Statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

                              SECURITY OWNERSHIP

   The following information with respect to the outstanding Common Shares beneficially owned by each director and nominee for director of the Corporation, the chief executive officer and the four other most highly compensated executive officers, and the directors and executive officers as a group and all beneficial owners of more than five percent of the Common Shares is furnished as of February 28, 1998.

                                             Common Shares
                                           Number of Percent
                     Name                  Shares(1)   of
                                              (3)    Class(2)

     Thomas H. Anderson(4)                  251,545    3.15

     Richard P. Anderson(5)                 479,109    5.89

     Donald E. Anderson(6)                  152,439    1.91

     Michael J. Anderson(7)                 157,468    1.96

     Christopher J. Anderson(9)             120,068    1.50

     Richard M. Anderson                    105,790    1.32

     John F. Barrett                          5,088      *

     Joseph L. Braker                        38,252      *

     Paul M. Kraus(8)                       115,159    1.44

     Donald L. Mennel                           300      *

     Beverly J. McBride                      45,434      *

     David L. Nichols                         2,500      *

     Dr. Sidney A. Ribeau                     3,000      *

     Charles A. Sullivan                     11,690      *

     All directors and executive          1,697,044    20.53
      officers as a group (21 persons)

(1) "Beneficial owner" generally means any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. The Corporation believes that, except as otherwise indicated, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.
(2)  Percentages less than one percent are denoted by an asterisk.
(3) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Thomas H. Anderson 10,040 shares; Mr. Richard P. Anderson 147,202 shares; Mr. Donald E. Anderson 500 shares; Mr. Michael J. Anderson 34,982 shares; Mr. Christopher J. Anderson 9,600 shares; Mr. Richard M. Anderson 6,640 shares; Mr. Barrett 1,500 shares; Mr. Braker 19,300 shares; Mr. Kraus 1,500 shares; Ms. McBride 6,335 shares; Mr. Nichols 1,500 shares; Dr. Ribeau 1,000 shares; Mr. Sullivan 1,190 shares; with aggregate shares that may be acquired within 60 days for all Executive Officers and Directors as a group being 279,242.
(4) Includes 120,711 Common Shares held by Mrs. Mary P. Anderson, trustee, Mr. Anderson's spouse.
(5) Includes 156,897 Common Shares held by Mrs. Frances H. Anderson, Mr. Anderson's spouse; 4,548 Common Shares held by Key Trust Company, trustee for Richard P. Anderson trust for Michigan State University, a trust for whom the principal beneficiary is Mrs. Frances H. Anderson; and 4,548 shares held by Key Trust Company, trustee for Richard P. Anderson trust for The Ohio State University, a trust for whom the principal beneficiary is Mrs. Frances H. Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.
(6) Includes 75,958 Common Shares held by Mrs. Una Anderson, Mr. Anderson's spouse.
(7) Includes 53,546 Common Shares held by Mrs. Carol H. Anderson; Mr. Anderson's spouse; 2,000 Common Shares held by Michael J. Anderson, Jr., Mr. Anderson's son; 2,000 Common Shares held by Laura J. Anderson, Mr. Anderson's daughter; 2,000 Common Shares held by Colin J. Anderson, Mr. Anderson's son; 4,548 Common Shares held by Key Trust Company, trustee for Michael J. Anderson trust for Michigan State University, a trust for whom the principal beneficiary is Mrs. Carol H. Anderson; and 4,548 shares held by Key Trust Company, trustee for Michael J. Anderson trust for University of Illinois, a trust for whom the principal beneficiary is Mrs. Carol H. Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.
(8) Includes 55,983 Common Shares held by Mrs. Carol J. Kraus, Mr. Kraus' spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.
(9) Includes 4,548 Common Shares held by Key Trust Company, trustee for Christopher J. Anderson trust for Harvard Business School, a trust for whom the principal beneficiary is Mrs. Susan Anderson; and 4,548 shares held by Key Trust Company, trustee for Christopher J. Anderson trust for Ohio State University, a trust for whom the principal beneficiary is Mrs. Susan Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following summary compensation table sets forth the compensation of the Corporation's chief executive officer and four other most highly compensated executive officers (the "named executive officers") for the years ended December 31, 1995, December 31, 1996 and December 31, 1997.

                    Summary Compensation Table
                                                 Long Term    All Other
                        Annual Compensation    Compensation  Compensation
Name and Position    Year    Salary    Bonus   Option Grants     (a)

Richard P.          1997    $250,000  $    --     64,754       $4,750
Anderson            1996     385,834   91,000     15,890        4,500
Chairman of the     1995     363,333   60,000         --        4,620
Board and Chief
Executive Officer

Joseph L. Braker    1997     236,376       --      9,000        4,750
President           1996     236,376   50,000      9,600        4,500
Agriculture Group   1995     235,876   45,000         --        4,620

Michael J.          1997     233,290       --     19,261        4,750
Anderson            1996     224,419   65,000      9,600        4,500
President and       1995     211,628   20,000         --        4,620
Chief Operating
Officer

Christopher J.      1997     163,000   40,000      6,000        4,750
Anderson            1996     141,631   35,000      3,200        4,249
President           1995     119,620   15,000                   3,334
Processing
and Manufacturing
Group

Beverly J.          1997     152,362       --      3,350        4,750
McBride             1996     145,812   17,000      2,910        4,374
Vice President,     1995     138,472   15,000                   3,995
General Counsel
and Secretary

(a) Corporation's matching contributions to its 401(k) retirement plan.

Option Grants

   The following table sets forth information on grants of stock options during the year ended December 31, 1997 to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted in 1997.

                        1997 Option Grants
                                                   Potential Realizable Value
                                                     at Assumed Annual rates
                                                   of Stock Price Appreciation
                       Individual Grants                for Option Term(c)
                            % of
                            Total
                           Options
               Number      Granted
                 of          to
             Securities   Employees
             Underlying      in     Exercise
               Options     Fiscal   or Base   Expiration
               Granted      Year     Price       Date       5%         10%

Richard P.   42,254(b)     24.88%    $8.875     1/2/07   $235,836    $597,659
 Anderson    22,500(a)     13.25%    $9.125    2/18/02   $ 56,723    $125,345

Joseph L.     9,000(a)      5.30%    $9.125    2/18/02   $ 22,689    $ 50,138
Braker

Michael J.    6,761(b)      3.98%    $8.875     1/2/07   $ 37,735    $ 95,630
 Anderson    12,500(a)      7.36%    $9.125    2/18/02   $ 31,513    $ 69,636

Christopher   6,000(a)      3.53%    $9.125    2/18/02   $ 15,126    $ 33,425
 J. Anderson

Beverly J.    3,350(a)      1.97%    $9.125    2/18/02   $  8,445    $ 18,662
 McBride

(a) These options, granted on February 18, 1997, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a stock price of $11.65 per share and 10% results in a price of $14.70 per share for the five-year option term. See (c) for a discussion of these annual growth factors used in calculating potential realizable value.
(b) These options, granted on January 2, 1997, were 100% vested immediately and were taken in lieu of salary. Annual growth of 5% results in a stock price of $14.46 per share and 10% results in a price of $23.02 per share for the ten-year option term. See (c) for a discussion of these annual growth factors used in calculating potential realizable value.
(c) Potential realizable value is based on the assumed annual growth of the Company's Common Stock for the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

Pension Plans

   The Corporation has a Defined Benefit Pension Plan (the "Pension Plan") which covers substantially all employees who work greater than 1,000 hours annually. Benefits are payable annually upon retirement at age 65 or older. A discount of six percent per year is applied for retirement before age 65. The annual benefit is equal to the employee's years of service multiplied by
(a) 1% of average compensation (for five highest consecutive years out of the last ten years of service) plus (b) 0.5% of average compensation in excess of the Social Security covered compensation. The compensation covered by the Pension Plan is equal to the employee's base pay plus bonus, which in the Summary Compensation Table is the executive's salary and bonus, but beginning in 1989, was limited by the Internal Revenue Code. Each of the named executives has nine years of credited service.

   In addition, the Corporation has a Supplemental Retirement Plan (the "Supplemental Plan") which is a non-qualified deferred compensation plan designed to cover all employees (primarily executives) who are participants in the Pension Plan and whose salary exceeds the Internal Revenue Code limit or who have taken options in lieu of salary. Benefits under this Supplemental Plan are calculated exactly as in the Pension Plan but without the Internal Revenue Code limit and then the Pension Plan benefit is subtracted to determine the Supplemental Plan benefit.

   The table below reflects the total benefits that an employee would receive under the Pension Plan and the Supplemental Plan for the indicated average compensation and years of service upon retirement at age 65 and election of a single life annuity.

   Average             Approximate Annual Retirement Benefit
  Five-Year          Based Upon the Indicated Years of Service
Compensation
                5 Years   10 Year  15 Years  25 Years 30 Years

  $ 50,000      $ 3,100   $ 6,200   $ 9,300   $15,500  $ 18,600
   100,000        6,900    13,700    20,600    34,300    41,100
   150,000       10,600    21,200    31,800    53,000    63,600
   200,000       14,400    28,700    43,100    71,800    86,100
   250,000       18,100    36,200    54,300    90,500   108,600
   300,000       21,900    43,700    65,600   109,300   131,100
   350,000       25,600    51,200    76,800   128,000   153,600
   400,000       29,400    58,700    88,100   146,800   176,100
   450,000       33,100    66,200    99,300   165,500   198,600
   500,000       36,900    73,700   110,600   184,300   221,100

Compensation Committee Report on Executive Compensation

   The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants options to purchase Common Shares of the Corporation. This Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Committee with respect to the executive officers of the Corporation, including the executive officers that are named in the compensation tables (the "Named Executives").

   This Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation Philosophy. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

          Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

          Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Corporation.

          Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

          Implement a balance between short- and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

          Provide variable compensation opportunities based on the performance of the Corporation, encourage share ownership by executives and align executive remuneration with the interests of shareholders.

   Compensation Program Components. The Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Corporation. The particular elements of the compensation program for executive officers are further explained below.

     Base Salary and Bonus. The Corporation's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

     Long-Term Compensation Plan. The Corporation sponsors a Long-Term Performance Compensation Plan that provides certain of the Corporation's employees with share options and/or performance awards based on the performance of the Corporation as a whole and of each recipient individually. The exercise price of such options is the market price of the Common Shares on the date of the grant. The Long-Term Performance Compensation Plan has been designed to provide the benefits of equity-based performance compensation.

     Employee Benefit Plans. The Corporation sponsors an Employee Share Purchase Plan that provides the Corporation's employees with the opportunity to purchase Common Shares through a payroll deduction plan.

   Chief Executive Officer Compensation. The 1997 fiscal year cash compensation for Mr. Richard P. Anderson, the Corporation's Chairman of the Board and Chief Executive Officer, was set by the Compensation Committee of the Board of Directors based on past compensation practices and policies. Taking these practices and policies into account, Mr. Anderson's annual base salary was set at $400,000 ($150,000 taken in options in lieu of salary) for 1997, and he received no bonus for 1997. In the future, the Committee will undertake responsibility for establishing Mr. Anderson's annual cash compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

   Summary. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for shareholders and enhancing corporate performance. The Committee currently believes that the compensation of executive officers is properly tied to share appreciation through the Long-Term Performance Compensation Plan. The Committee believes that executive compensation levels at the Corporation are competitive with the compensation programs provided by other corporations with which the Corporation competes. The foregoing report has been approved by all members of the Committee.

                                         COMPENSATION COMMITTEE John F.
                                         Barrett (chair), David L.  Nichols
                                         and Charles A.  Sullivan

                               PERFORMANCE GRAPH

     The graph below compares the total shareholder return on Company Common Stock to the cumulative total return for the NASDAQ U.S. Index and to the cumulative total return the NASDAQ Non-Financial Index. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

     The graph assumes a $100 investment in The Andersons, Inc. Common Stock on February 29, 1996 (first month-end after trading began) and also assumes investments of $100 in each of the NASDAQ U.S. and the NASDAQ Non-Financial indices, respectively, on February 29, 1996. The value of these investments on the following calendar year ends is shown in the table below the graph.

              The Andersons, Inc. Performance Graph

                       Base Period       Cumulative Returns
                       February 29,       1996        1997
                          1996
The Andersons, Inc.     $100.00         $ 79.61     $ 78.22
NASDAQ U.S.             $100.00         $117.91     $135.57
NASDAQ Non-Financial    $100.00         $117.50     $157.13

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the annual meeting in 1999 must be received by the Secretary of the Corporation, at the address below, not later than December 1, 1998 to be considered for inclusion in the Corporation's 1999 proxy materials.

                            ADDITIONAL INFORMATION

     This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, telex, in person or otherwise, without additional compensation.
The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

     The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Reports on Form 10-K should be directed to the Secretary of the Corporation at the address below.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                    By order of the Board of Directors


                                    /s/Beverly J. McBride
                                    Beverly J. McBride
                                    Secretary

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
March 31, 1998

                                     PROXY

                      Solicited by the Board of Directors

                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                              Maumee, Ohio 43537

  The undersigned hereby appoints Matthew C. Anderson, John P. Kraus and Beverly J. McBride, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the share(s) of The Andersons, Inc. which the undersigned is entitled to vote, at the Annual Meeting of shareholders to be held on May 14, 1998 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

 Important - This Proxy must be signed and dated on the reverse side.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1.Election of directors       FOR all nominees         WITHHOLD AUTHORITY
                            (except as indicated)   to vote for all nominees

       Nominees: Donald E. Anderson, Michael J. Anderson, Richard M. Anderson, Richard P. Anderson, Thomas H. Anderson, John F. Barrett, Paul M. Kraus, Donald L. Mennel, David L. Nichols, Dr. Sidney A. Ribeau, Charles A. Sullivan
       (To withhold authority to vote for any nominee, strike out that nominee's name.)

2.Ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.
                 FOR        AGAINST        ABSTAIN

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                   Please sign exactly as names
                                   appear on this Proxy.  Joint
                                   owners should each sign.
                                   Trustees, executors, etc.
                                   should indicate the capacity
                                   in which they are signing.

                                   []  I plan to attend the meeting.


                                   Signature(s)___________________________

                                   Dated:______________________, 1998